UNITED DOMINION REALTY TRUST, INC.

                             ARTICLES OF RESTATEMENT


1. The name of the corporation is UNITED DOMINION REALTY TRUST, INC.

2. The text of the restated Articles of Incorporation is attached hereto and is incorporated herein by reference.

3.  The   restatement   does  not  contain  an  amendment  to  the  Articles  of
Incorporation requiring shareholder approval.

4. The Board of Directors of the corporation adopted the restatement by a unanimous vote at its meeting held on December 8, 1998.


                                  UNITED DOMINION REALTY TRUST, INC.



                                  By:     /s/ Katheryn E. Surface
                                      -----------------------------------
                                             Katheryn E. Surface
                                         Senior Vice President and
                                                  Secretary


         Dated: January 21, 1999

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                       UNITED DOMINION REALTY TRUST, INC.


1. The name of the corporation is UNITED DOMINION REALTY TRUST, INC.

2. The purpose for which the corporation is organized is to qualify as a "real estate investment trust," as defined in section 856(a) and related sections of the Internal Revenue Code of 1954, as amended (together with the Treasury Regulations promulgated pursuant thereto, the "Code"). Except as its business may be limited by the purpose set forth above, the corporation may transact any and all lawful business not required to be specifically stated in these Articles for which corporations may be incorporated under the Virginia Stock Corporation Act (the "Act").

3. The corporation shall have authority to issue 150,000,000 shares of common stock having a par value of $1.00 per share and 25,000,000 shares of preferred stock without par value. The Board of Directors of the corporation, by adoption of an amendment of these Articles of Incorporation, may fix in whole or in part the preferences, limitations and relative rights, within the limits set forth in the Act, of any series within the preferred stock before the issuance of any shares of that series. Stockholders shall not have preemptive rights to acquire unissued shares of the corporation.

         (a)      9 1/4% Series A Cumulative Redeemable Preferred Stock.

                  (1) Designation and Number. A series of the preferred stock, designated the "9 1/4% Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred"), is hereby established. The number of shares of the Series A Preferred shall be 4,200,000.

                  (2) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the corporation, the Series A Preferred shall rank senior to the common stock and any other capital stock of the corporation ranking, as to dividends and upon liquidation, junior to the Series A Preferred (collectively, "Junior Stock").

                  (3) Dividends. The holders of the then outstanding Series A Preferred shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative preferential cash dividends at the rate of 9 1/4% of the liquidation preference of the Series A Preferred (equivalent to $2.3125 per share) per annum, payable quarterly in arrears in cash on the fifteenth day, or the next succeeding business day, of January, April, July and October in each year, beginning July 15, 1995 (each such day being hereinafter called a "Dividend Payment Date" and each period beginning on the day next following a Dividend Payment Date and ending on the next following Dividend Payment Date being hereinafter called a "Dividend Period"), to shareholders of record at the close of business on the first day of the calendar month in which the applicable Dividend Payment Date falls on or such date as shall be fixed by the Board of Directors at the time of declaration of the dividend (the
                  "Dividend Record Date"), which shall be not less than 10 nor more than 30 days preceding the Dividend Payment Date. The amount of any dividend payable for the initial Dividend Period and for any other partial Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series A Preferred shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) the corporation has earnings, (ii) dividends on such shares are declared or (iii) on any Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series A Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series A Preferred and any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series A Preferred and such other series of preferred stock bear to each other.

                           Except  as  provided  in  the  immediately  preceding
                  paragraph, unless full cumulative dividends on the Series A Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series A Preferred for all past dividend periods and the then current dividend period, (i) no dividends shall be declared or paid or set apart for payment on the preferred stock of the corporation ranking, as to dividends, on a parity with or junior to the Series A Preferred for any period, and (ii) no dividends (other than in Junior Stock) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon the Junior Stock or any other capital stock of the corporation ranking on a parity with the Series A Preferred as to dividends or upon liquidation ("Parity Stock"), nor shall any Junior Stock or any Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Stock) by the corporation (except by conversion into or exchange for Junior Stock).

                           Any  dividend  payment made on shares of the Series A
                  Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

                           No dividends on shares of Series A Preferred shall be
                  declared by the Board of Directors of the corporation or paid or set apart for payment by the corporation at such time as the terms and provisions of any agreement of the corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                           The amount of any dividends  accrued on any shares of
                  Series A Preferred at any Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series A Preferred at any date other than a Dividend Payment Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

                           Accrued  but  unpaid   dividends   on  the  Series  A
                  Preferred will not bear interest. Holders of the Series A Preferred will not be entitled to any dividends in excess of full cumulative dividends as described above.

                           Except as  provided in these  Articles,  the Series A
                  Preferred shall not be entitled to participate in the earnings or assets of the corporation.

                   (4)     Liquidation Rights.

                           (A) Upon the  voluntary or  involuntary  dissolution,
                  liquidation or winding up of the corporation, the holders of shares of the Series A Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the corporation legally available for distribution to its shareholders, before any distribution shall be made to the holders of common stock or any other capital stock of the corporation ranking junior to the Series A Preferred upon liquidation, a liquidation preference of $25.00 per share, plus accrued and unpaid dividends thereon to the date of payment.

                           (B) After the payment to the holders of the shares of
                  the Series A Preferred of the full liquidation preference provided for in this paragraph (4), the holders of the Series A Preferred as such shall have no right or claim to any of the remaining assets of the corporation.

                           (C) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the corporation, the amounts payable with respect to the liquidation preference of the shares of the Series A Preferred and any other shares of stock of the corporation ranking as to any such distribution on a parity with the shares of the Series A Preferred are not paid in full, the holders of the shares of the Series A Preferred and of such other shares will share ratably in any such distribution of assets of the corporation in proportion to the full respective liquidation preferences to which they are entitled.

                           (D) Neither the sale,  lease,  transfer or conveyance
                  of all or substantially all the property or business of the corporation, nor the merger or consolidation of the corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (4).

                  (5)      Redemption.

                           (A) Right of Optional Redemption. The Series A Preferred is not redeemable prior to April 24, 2000. On and after April 24, 2000, the corporation may, at its option, redeem at any time all or, from time to time, part of the Series A Preferred at a price per share (the "Series A Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Series A Redemption Date"), without interest. In case of redemption of less than all shares of Series A Preferred at the time outstanding, the shares of Series A Preferred to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares of Series A Preferred held by such holders (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the corporation.

                           (B) Procedures for Redemption.

                           (i) Notice of any redemption will be (a) given by publication in a newspaper of general circulation in the City of New York, New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Series A Redemption Date, and (b) mailed by the corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series A Redemption Date, addressed to the respective holders of record of the Series A Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred except as to the holder to whom the corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred may be listed or admitted to trading, such notice shall state:
                  (a) the Series A Redemption Date; (b) the Series A Redemption Price; (c) the number of shares of Series A Preferred to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series A Redemption Date. If less than all the shares of Series A Preferred held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred held by such holder to be redeemed.

                           (ii) If notice of  redemption of any shares of Series
                  A Preferred has been published and mailed in accordance with subparagraph (5)(B)(i) above and provided that on or before the Series A Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the corporation, separate and apart from its other funds in trust for the benefit of any holders of the shares of Series A Preferred so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series A Redemption Date, dividends on such shares of Series A Preferred shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred and all rights of the holders thereof as shareholders of the corporation (except the right to receive the Series A Redemption Price) shall terminate. Upon surrender, in accordance with said notice, of the certificates for any shares of Series A Preferred so redeemed (properly endorsed or assigned for transfer, if the corporation shall so require and the notice shall so state), such shares of Series A Preferred shall be redeemed by the corporation at the Series A Redemption Price. In case less than all the shares of Series A Preferred represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series A Preferred without cost to the holder thereof.

                           (iii) The deposit of funds with a bank or trust company for the purpose of redeeming Series A Preferred shall be irrevocable except that:

                                    (a) the  corporation  shall be  entitled  to
                           receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                                    (b) any  balance of moneys so  deposited  by
                           the corporation and unclaimed by the holders of the Series A Preferred entitled thereto at the expiration of two years from the applicable Series A Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the corporation shall look only to the corporation for payment without interest or other earnings.

                           (C)      Limitations on Redemption

                           (i) The Series A  Redemption  Price  (other  than the
                  portion thereof consisting of accrued and unpaid dividends) shall be payable solely out of the sale proceeds of other capital stock of the corporation and from no other source.

                           (ii) Unless full  cumulative  dividends on all shares
                  of Series A Preferred shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend
                  Periods and the then current Dividend Period, no Series A Preferred shall be redeemed (unless all outstanding shares of Series A Preferred are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by exchange for Junior Stock); provided, however, that the foregoing shall not prevent the redemption of Series A Preferred pursuant to Article 4 or the purchase or acquisition of Series A Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred.

                           (D) Rights to Dividends on Shares Called for Redemption. If the Series A Redemption Date is after a Dividend Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the shares of Series A Preferred to be redeemed are registered at the close of business on such Dividend Record Date notwithstanding the redemption thereof between such Dividend Record Date and the related Dividend Payment Date or the corporation's default in the payment of the dividend due. Except as provided in this paragraph (5), the corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series A Preferred.

                  (6) Voting Rights. Except as required by the Virginia Stock Corporation Act and except as otherwise provided in this paragraph (6), the holders of the Series A Preferred shall not be entitled to vote at any meeting of the shareholders for election of directors or for any other purpose or otherwise to participate in any action taken by the corporation or the shareholders thereof, or to receive notice of any meeting of shareholders.

                           (A) Whenever dividends on any shares of Series A Preferred shall be in arrears for six or more consecutive quarterly periods, the holders of such shares of Series A Preferred (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the corporation at a special meeting called by the holders of record of at least 10% of the Series A Preferred or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the corporation will be increased by two directors.

                           (B) So long  as any  shares  of  Series  A  Preferred
                  remain outstanding, the corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Series A Preferred outstanding at the time, (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series A Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of these Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                           (C) The foregoing  voting  provisions  will not apply
                  if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                           (D) So long as the  Series A  Preferred  is listed or
                  admitted to trading on the New York Stock Exchange, then notwithstanding anything to the contrary in these Articles, including without limitation Article 8, approval by the holders of at least two-thirds of the outstanding shares of the Series A Preferred shall be required for adoption of any amendment of these Articles or of the bylaws of the corporation that would materially affect the existing terms of the Series A Preferred.

                  (7) Conversion of Series A Preferred. The Series A Preferred is not convertible into or exchangeable for any other property or securities of the corporation.

                  (b)      8.60% Series B Cumulative Redeemable Preferred Stock.

                  (1) Designation and Number. A series of the preferred stock, designated the "8.60% Series B Cumulative Redeemable Preferred Stock" (the "Series B Preferred"), is hereby established. The number of shares of the Series B Preferred shall be 6,000,000.

                  (2) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the corporation, the Series B Preferred shall rank pari passu with the Series A Preferred and senior to the common stock and any other capital stock of the corporation ranking, as to dividends and upon liquidation, junior to the Series A Preferred (collectively, "Junior Stock").

                  (3) Dividends. The holders of the then outstanding Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative preferential cash dividends at the rate of 8.60% of the liquidation preference of the Series B Preferred (equivalent to $2.15 per share) per annum, payable quarterly in arrears in cash on the last day, or the next succeeding business day, of February, May, August and November in each year, beginning August 31, 1997 (each such day being hereinafter called a "Dividend Payment Date" and each period beginning on the day next following a Dividend Payment Date and ending on the next following Dividend Payment Date being hereinafter called a "Dividend Period"), to shareholders of record at the close of business on the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls on or such date as shall be fixed by the Board of Directors at the time of declaration of the dividend (the
                  "Dividend Record Date"), which shall be not less than 10 nor more than 30 days preceding the Dividend Payment Date. The amount of any dividend payable for the initial Dividend Period and for any partial Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series B Preferred shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) the corporation has earnings, (ii) dividends on such shares are declared or (iii) on any Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series B Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series B Preferred and any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series B Preferred and such other series of preferred stock bear to each other.

                           Except  as  provided  in  the  immediately  preceding
                  paragraph, unless full cumulative dividends on the Series B Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series B Preferred for all past dividend periods and the then current dividend period, (i) no dividends shall be declared or paid or set apart for payment on the preferred stock of the corporation ranking, as to dividends, on a parity with or junior to the Series B Preferred for any period, and (ii) no dividends (other than in Junior Stock) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon the Junior Stock or any other capital stock of the corporation ranking on a parity with the Series B Preferred as to dividends or upon liquidation ("Parity Stock"), nor shall any Junior Stock or any Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Stock) by the corporation (except by conversion into or exchange for Junior Stock).

                           Any  dividend  payment made on shares of the Series B
                  Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

                           No dividends on shares of Series B Preferred shall be
                  declared by the Board of Directors of the corporation or paid or set apart for payment by the corporation at such time as the terms and provisions of any agreement of the corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                           The amount of any dividends  accrued on any shares of
                  Series B Preferred at any Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series B Preferred at any date other than a Dividend Payment Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

                           Accrued  but  unpaid   dividends   on  the  Series  B
                  Preferred will not bear interest. Holders of the Series B Preferred will not be entitled to any dividends in excess of full cumulative dividends as described above.

                           Except as  provided in these  Articles,  the Series B
                  Preferred shall not be entitled to participate in the earnings or assets of the corporation.

                  (4)      Liquidation Rights.

                           (A) Upon the  voluntary or  involuntary  dissolution,
                  liquidation or winding up of the corporation, the holders of shares of the Series B Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the corporation legally available for distribution to its shareholders, before any distribution shall be made to the holders of common stock or any other capital stock of the corporation ranking junior to the Series B Preferred upon liquidation, a liquidation preference of $25.00 per share, plus accrued and unpaid dividends thereon to the date of payment.

                           (B) After the payment to the holders of the shares of
                  the Series B Preferred of the full liquidation preference provided for in this paragraph (4), the holders of the Series B Preferred as such shall have no right or claim to any of the remaining assets of the corporation.

                           (C) If, upon any voluntary or involuntary dissolution, liquidation or winding up of the corporation, the amounts payable with respect to the liquidation preference of the shares of the Series B Preferred and any other shares of stock of the corporation ranking as to any such distribution on a parity with the shares of the Series B Preferred are not paid in full, the holders of the shares of the Series B Preferred and of such other shares will share ratably in any such distribution of assets of the corporation in proportion to the full respective liquidation preferences to which they are entitled.

                           (D) Neither the sale,  lease,  transfer or conveyance
                  of all or substantially all the property or business of the corporation, nor the merger or consolidation of the corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (4).

                  (5)      Redemption.

                           (A) Right of Optional Redemption. The Series B Preferred is not redeemable prior to May 29, 2007. On and after May 29, 2007, the corporation may, at its option, redeem at any time all or, from time to time, part of the Series B Preferred at a price per share (the "Series B Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Series B Redemption Date"), without interest. In case of redemption of less than all shares of Series B
                  Preferred at the time outstanding, the shares of Series B Preferred to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares of Series B Preferred held by such holders (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the corporation.

                           (B) Procedures for Redemption.

                           (i) Notice of any redemption will be (a) given by publication in a newspaper of general circulation in the City of New York, New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Series B Redemption Date, and (b) mailed by the corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series B Redemption Date, addressed to the respective holders of record of the Series B Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred except as to the holder to whom the corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred may be listed or admitted to trading, such notice shall state:
                  (a) the Series B Redemption Date; (b) the Series B Redemption Price; (c) the number of shares of Series B Preferred to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series B Redemption Date. If less than all the shares of Series B Preferred held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred held by such holder to be redeemed.

                           (ii) If notice of  redemption of any shares of Series
                  B Preferred has been published and mailed in accordance with subparagraph (5)(B)(i) above and provided that on or before the Series B Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the corporation, separate and apart from its other funds in trust for the benefit of any holders of the shares of Series B Preferred so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series B Redemption Date, dividends on such shares of Series B Preferred shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of Series B Preferred and all rights of the holders thereof as shareholders of the corporation (except the right to receive the Series B Redemption Price) shall terminate. Upon surrender, in accordance with said notice, of the certificates for any shares of Series B Preferred so redeemed (properly endorsed or assigned for transfer, if the corporation shall so require and the notice shall so state), such shares of Series B Preferred shall be redeemed by the corporation at the Series B Redemption Price. In case less than all the shares of Series B Preferred represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series B Preferred without cost to the holder thereof.

                           (iii) The deposit of funds with a bank or trust company for the purpose of redeeming Series B Preferred shall be irrevocable except that:

                                    (a) the  corporation  shall be  entitled  to
                           receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                                    (b) any  balance of moneys so  deposited  by
                           the corporation and unclaimed by the holders of the Series B Preferred entitled thereto at the expiration of two years from the applicable Series B Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the corporation shall look only to the corporation for payment without interest or other earnings.

                           (C)      Limitations on Redemption

                           (i) The Series B  Redemption  Price  (other  than the
                  portion thereof consisting of accrued and unpaid dividends) shall be payable solely out of the sale proceeds of other capital stock of the corporation and from no other source.

                           (ii) Unless full  cumulative  dividends on all shares
                  of Series B Preferred shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend
                  Periods and the then current Dividend Period, no Series B Preferred shall be redeemed (unless all outstanding shares of Series B Preferred are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by exchange for Junior Stock); provided, however, that the foregoing shall not prevent the redemption of Series B Preferred pursuant to Article 4 or the purchase or acquisition of Series B Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred.

                           (D) Rights to Dividends on Shares Called for Redemption. If the Series B Redemption Date is after a Dividend Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the shares of Series B Preferred to be redeemed are registered at the close of business on such Dividend Record Date notwithstanding the redemption thereof between such Dividend Record Date and the related Dividend Payment Date or the corporation's default in the payment of the dividend due. Except as provided in this paragraph (5), the corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series B Preferred.

                  (6) Voting Rights. Except as required by the Virginia Stock Corporation Act and except as otherwise provided in this paragraph (6), the holders of the Series B Preferred shall not be entitled to vote at any meeting of the shareholders for election of directors or for any other purpose or otherwise to participate in any action taken by the corporation or the shareholders thereof, or to receive notice of any meeting of shareholders.

                           (A) Whenever dividends on any shares of Series B Preferred shall be in arrears for six or more consecutive quarterly periods, the holders of such shares of Series B Preferred (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the corporation at a special meeting called by the holders of record of at least 10% of the Series B Preferred or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the corporation will be increased by two directors.

                           (B) So long  as any  shares  of  Series  B  Preferred
                  remain outstanding, the corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Series B Preferred outstanding at the time, (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series B Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of these Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                           (C) The foregoing  voting  provisions  will not apply
                  if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                           (D) So long as the  Series B  Preferred  is listed or
                  admitted to trading on The New York Stock Exchange, then notwithstanding anything to the contrary in these Articles, including without limitation Article 8, approval by the holders of at least two-thirds of the outstanding shares of the Series B Preferred shall be required for adoption of any amendment of these Articles or of the bylaws of the corporation that would materially affect the existing terms of the Series B Preferred.

                  (7) Conversion of Series B Preferred. The Series B Preferred is not convertible into or exchangeable for any other property or securities of the corporation.

         (c)      Series C Junior Participating Redeemable Preferred Stock.

                  (1) Designation and Number. A series of the preferred stock, designated the "Series C Junior Participating Cumulative Redeemable Preferred Stock" (the "Series C Preferred"), is hereby established. The number of shares of the Series C Preferred shall be 1,000,000.

                  (2) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the corporation, the Series C Preferred shall rank junior to the Series A Preferred, the Series B Preferred and (notwithstanding anything to the contrary in paragraph (d)(2) of this Article 3) the Series D Preferred, and senior to the common stock and any other capital stock of the corporation ranking, as to dividends and upon liquidation, junior to the Series C Preferred (collectively, "Junior Stock").

                  (3) Dividends. The holders of the then outstanding Series C Preferred shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative preferential cash dividends payable quarterly on March 31, June 30, September 30 and December 31 (each such date being referred to herein as a "Quarterly Dividend Payment Date" and each period beginning on the day next following a Quarterly Dividend Payment date and ending on the next following Quarterly Dividend Payment date being referred to herein as a "Dividend Period"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.01 or (ii) subject to adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than dividends payable in shares of common stock, as constituted on the date of such payment), declared on the common stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred.

                           In the event the corporation  shall at any time after
                  February 4, 1998 (the "Rights Dividend Declaration Date"), (i) declare any dividend on the common stock payable in shares of common stock, (ii) subdivide the outstanding common stock, or
                  (iii) combine the outstanding shares of common stock into a smaller number of shares, then in each such case the amount to which holders of shares of the Series C Preferred were entitled immediately prior to such event under clause (ii) of the preceding paragraph shall be adjusted by multiplying such amount by a fraction (the "Adjustment Factor"), the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock outstanding immediately prior to such event.

                           The   corporation   shall   declare  a  dividend   or
                  distribution on the Series C Preferred immediately after it declares a dividend or distribution on the common stock (other than a dividend payable in shares of common stock); provided that, in the event no dividend or distribution shall have been declared on the common stock during the period between any Quarterly Dividend Payment Date and the next subsequent
                  Quarterly Dividend Payment Date, a dividend at the rate of $.01 per share on the Series C Preferred shall nevertheless be declared payable on such subsequent Quarterly Dividend Payment Date.

                           Dividends  on the shares of Series C Preferred  shall
                  accrue and be cumulative from and including the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which event dividends on such shares shall accrue and be cumulative from and including the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall accrue and be cumulative from and including such Quarterly Dividend Payment Date, whether or not
                  (i) the corporation has earnings, (ii) dividends on such shares are declared or (iii) on any Quarterly Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series C Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series C Preferred (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series C Preferred and any other series of preferred stock ranking on a parity as to dividends with the Series C Preferred shall be declared pro rata so that the amount of dividends declared per share on the Series C Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series C Preferred and such other series of preferred stock bear to each other.

                           Except  as  provided  in  the  immediately  preceding
                  paragraph, unless full cumulative dividends on the Series C Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series C Preferred for all past dividend periods and the then current dividend period, (i) no dividends shall be declared or paid or set apart for payment on the preferred stock of the corporation ranking, as to dividends, on a parity with or junior to the Series C Preferred for any period, and (ii) no dividends (other than in Junior Stock) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon the Junior Stock or any other capital stock of the corporation ranking on a parity with the Series C Preferred as to dividends or upon liquidation ("Parity Stock"), nor shall any Junior Stock or any Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Stock) by the corporation (except by conversion into or exchange for Junior Stock).

                           Any  dividend  payment made on shares of the Series C
                  Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

                           No dividends on shares of Series C Preferred shall be
                  declared by the Board of Directors of the corporation or paid or set apart for payment by the corporation at such time as the terms and provisions of any agreement of the corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                           Accrued  but  unpaid   dividends   on  the  Series  C
                  Preferred will not bear interest. Holders of the Series C Preferred will not be entitled to any dividends in excess of full cumulative dividends as described above.

                           Except as  provided in these  Articles,  the Series C
                  Preferred shall not be entitled to participate in the earnings or assets of the corporation.

                           The Board of Directors  may fix a record date for the
                  determination of holders of shares of Series C Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  (4)      Liquidation Rights.

                           (A) Upon the  voluntary or  involuntary  dissolution,
                  liquidation or winding up of the corporation, the holders of shares of the Series C Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the corporation legally available for distribution to its shareholders, before any distribution shall be made to the holders of common stock or any other capital stock of the corporation ranking junior to the Series C Preferred upon liquidation, a liquidation preference of $1,000.00 per share, plus accrued and unpaid dividends thereon to the date of payment (the "Series C Preferred Liquidation Preference").

                           (B) After the payment to the holders of the shares of
                  the Series C Preferred of the full Series C Preferred Liquidation Preference, the holders of the Series C Preferred as such shall have no right or claim to any of the remaining assets of the corporation until the holders of common stock shall have received an amount per share (the "Common
                  Adjustment") equal to the quotient obtained by dividing (i) the Series C Preferred Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in paragraph (D) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the common stock) (the number determined pursuant to clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series C Preferred Liquidation Preference in respect of all outstanding shares of Series C
                  Preferred, the full amount of any liquidation preference payable to holders of any other shares of stock of the corporation ranking as to any distribution upon any voluntary or involuntary dissolution, liquidation or winding up of the corporation on a parity with the shares of the Series C Preferred and the full amount of the Common Adjustment, respectively, holders of shares of Series C Preferred, holders of such other shares and holders of shares of common stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such shares of Series C Preferred, such other shares and shares of common stock, on a per share basis, respectively.

                           (C)   If,   upon   any   voluntary   or   involuntary
                  dissolution, liquidation or winding up of the corporation, the amounts payable with respect to the Series C Preferred Liquidation Preference and the liquidation preference of any other shares of stock of the corporation ranking as to any such distribution on a parity with the shares of the Series C Preferred are not paid in full, the holders of the shares of the Series C Preferred and of such other shares will share ratably in any such distribution of assets of the corporation in proportion to the full respective liquidation preferences to which they are entitled. In the event, however, that there are not sufficient assets available after payment in full of the Series C Preferred Liquidation Preference and such other liquidation preferences to permit payment in full of the Common Adjustment, then the remaining assets shall be distributed ratably to the holders of the common stock.

                           (D) In the  event the  corporation  shall at any time
                  after the Rights Dividend Declaration Date (i) declare any dividend on the common stock payable in shares of common stock, (ii) subdivide the outstanding common stock, or (iii) combine the outstanding shares of common stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by the Adjustment Factor.

                           (E) Neither the sale,  lease,  transfer or conveyance
                  of all or substantially all the property or business of the corporation, nor the merger or consolidation of the corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (4).

                  (5)      Redemption

                           (A) Right of  Optional  Redemption.  The  outstanding
                  shares of Series C Preferred may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from time to time, at a price per share (the "Series C Redemption Price") equal to (i) 100% of the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all accrued and unpaid dividends to and including the date fixed for redemption (the "Series C Redemption Date"). The "Average Market Value" is the average of the closing sale prices of a share of the common stock during the 30-day period immediately preceding the date before the redemption date quoted on the Composite Tape for New York Stock Exchange Listed Stocks, or, if the common stock is not quoted on the Composite Tape, on The New York Stock Exchange, or, if the common stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the common stock is listed, or, if the common stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of common stock during such 30-day period on The NASDAQ Stock Market, or if no such quotations are available, the fair market value of a share of common stock as determined by the Board of Directors in good faith.

                           (B) Procedures for Redemption.

                           (i) Notice of any redemption will be (a) given by publication in a newspaper of general circulation in the City of New York, New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Series C Redemption Date, and (b) mailed by the corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series C Redemption Date, addressed to the respective holders of record of the Series C Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred except as to the holder to whom the corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series C Preferred may be listed or admitted to trading, such notice shall state:
                  (a) the Series C Redemption Date; (b) the Series C Redemption Price; (c) the place or places where certificates for Series C Preferred are to be surrendered for payment of the Series C Redemption Price; and (d) that dividends on the Series C Preferred will cease to accumulate on the Series C Redemption Date.

                           (ii) If notice of redemption of the Series C Preferred has been published and mailed in accordance with subparagraph (5)(B)(i) above and provided that on or before the Series C Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the corporation, separate and apart from its other funds in trust for the benefit of the holders of the Series C Preferred, so as to be, and to continue to be available therefor, then, from and after the Series C Redemption Date, dividends on the Series C Preferred shall cease to accrue, and the Series C Preferred shall no longer be deemed to be outstanding and all rights of the holders thereof as shareholders of the corporation (except the right to receive the Series C Redemption Price) shall terminate. Upon surrender, in accordance with said notice, of the certificates for the Series C Preferred (properly endorsed or assigned for transfer, if the corporation shall so require and the notice shall so state), the Series C Preferred shall be redeemed by the corporation at the Series C Redemption Price.

                           (iii) The deposit of funds with a bank or trust company for the purpose of redeeming Series C Preferred shall be irrevocable except that:

                                    (a) the  corporation  shall be  entitled  to
                           receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                                    (b) any  balance of moneys so  deposited  by
                           the corporation and unclaimed by the holders of the Series C Preferred entitled thereto at the expiration of two years from the applicable Series C Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the corporation shall look only to the corporation for payment without interest or other earnings.

                           (C) Rights to Dividends on Shares Called for Redemption. If the Series C Redemption Date is after a record date for payment of dividends on the Series C Preferred and before the related Quarterly Dividend Payment Date, the dividend payable on such Quarterly Dividend Payment Date shall be paid to the holders in whose name the shares of Series C Preferred are registered at the close of business on such record date notwithstanding the redemption thereof between such record date and the related Quarterly Dividend Payment Date or the corporation's default in the payment of the dividend due. Except as provided in this paragraph (5), the corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series C Preferred.

                  (6)      Voting Rights.

                           (A)   Subject  to  the   provision   for   adjustment
                  hereinafter set forth, each share of Series C Preferred shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on the common stock payable in shares of common stock, (ii) subdivide the outstanding common stock, or (iii) combine the outstanding shares of common stock into a smaller number of shares, then in each such case the number of votes per share to which
                  holders  of  shares  of  Series  C  Preferred   were  entitled
                  immediately prior to such event shall be adjusted by multiplying such number by the Adjustment Factor. Except as otherwise provided herein, in the Articles of Incorporation or under applicable law, the holders of shares of Series C Preferred and the holders of shares of common stock shall vote together as one voting group on all matters submitted to a vote of stockholders of the corporation.

                           (B) Whenever dividends on any shares of Series C Preferred shall be in arrears for six or more consecutive quarterly periods, the holders of such shares of Series C Preferred (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the corporation at a special meeting called by the holders of record of at least 10% of the Series C Preferred or the holders of any other series of preferred stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series C Preferred for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the corporation will be increased by two directors.

                           (B) The foregoing  voting  provisions  will not apply
                  if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                           (C) In the  event  that  the  Series C  Preferred  is
                  listed or admitted to trading on The New York Stock Exchange, then notwithstanding anything to the contrary in these Articles, including without limitation Article 8, approval by the holders of at least two-thirds of the outstanding shares of the Series C Preferred shall be required for adoption of any amendment of these Articles or of the bylaws of the corporation that would materially affect the existing terms of the Series C Preferred.

                  (7) Conversion of Series C Preferred. The Series C Preferred is not convertible into or exchangeable for any other property or securities of the corporation.

                  (8) Consolidation, Merger, Share Exchange, etc. In case the corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Preferred shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged. In the event the corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on the common stock payable in shares of common stock, (ii) subdivide the outstanding common stock, or (iii) combine the outstanding shares of common stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred shall be adjusted by multiplying such amount by the Adjustment Factor.

                  (9) Fractional Shares. Series C Preferred may be issued in fractions of one one-thousandth of a share (and integral multiples thereof) which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred.

         (d)      Series D Cumulative Convertible Preferred Stock.

                  (1) Designation and Number. A series of the preferred stock, designated the "Series D Cumulative Convertible Redeemable Preferred Stock" (the "Series D Preferred"), is hereby established. The number of shares of the Series D Preferred shall be 8,000,000.

                  (2) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the corporation, the Series D Preferred shall rank on a parity with the Series A Preferred, the Series B Preferred and the Series C Preferred and any other class or series of capital stock of the corporation not constituting Junior Stock (collectively, "Parity Stock"), and senior to the common stock and any other class or series of capital stock of the corporation ranking, as to dividends and upon liquidation, junior to the Series D Preferred (collectively, "Junior Stock").

                  (3)      Dividends.

                           (A) The  holders  of the  then  outstanding  Series D
                  Preferred shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative preferential cash dividends at the rate of 7.5% of the Liquidation Preference of the Series D Preferred (equivalent to $1.875 per share) per annum (subject to adjustment as provided in subparagraph (F) of this paragraph (3)), payable quarterly in arrears in cash on the last day, or the next succeeding Business Day, of January, April, July and October in each year, beginning February 1, 1999 (each such day being hereinafter called a "Dividend Payment Date" and each period beginning on the day next following a Dividend Payment Date and ending on the next following Dividend Payment Date being hereinafter called a "Dividend Period"), to shareholders of record at the close of business on the Friday occurring between the tenth and fifteenth days of the calendar month in which the applicable Dividend Payment Date falls on or such date as shall be fixed by the Board of Directors at the time of declaration of the dividend (the "Dividend Record Date"), which shall be not less than 10 nor more than 30 days preceding the Dividend Payment Date. The amount of any dividend payable for the initial
                  Dividend Period and for any other partial Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of Series D Preferred shall accrue and be cumulative from and including the date of original issue thereof (the "Issue Date"), whether or not (i) the corporation has earnings, (ii) dividends on such shares are declared or (iii) on any Dividend Payment Date there shall be funds legally available for the payment of such dividends. When dividends are not paid in full upon the shares of Series D Preferred and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series D Preferred (or a sum sufficient for such full payment is not set apart therefor), all dividends declared upon shares of Series D Preferred and any other series of preferred stock ranking on a parity as to dividends with the Series D
                  Preferred shall be declared pro rata so that the amount of dividends declared per share on the Series D Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series D Preferred and such other series of preferred stock bear to each other. "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

                           (B) Except as  provided in  subparagraph  (A) of this
                  paragraph (3), unless full cumulative dividends on the Series D Preferred have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series D Preferred for all past dividend periods and the then current dividend period, no dividends (other than in Junior Stock) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon any Parity Stock or Junior Stock, nor shall any Junior Stock or any Parity Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Stock) by the corporation or any subsidiary of the corporation (except by conversion into or exchange for Junior Stock).

                           (C) Any dividend payment made on shares of the Series
                  D Preferred shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

                           The amount of any dividends  accrued on any shares of
                  Series D Preferred at any Dividend Payment Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series D Preferred at any date other than a Dividend Payment Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Dividend Payment Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate for the period after such last preceding Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

                           Accrued  but  unpaid   dividends   on  the  Series  D
                  Preferred will not bear interest. Holders of the Series D Preferred will not be entitled to any dividends in excess of full cumulative dividends as described above.

                           (D) No  dividends  on shares  of  Series D  Preferred
                  shall be declared by the Board of Directors of the corporation or paid or set apart for payment by the corporation at such time as the terms and provisions of any agreement of the corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                           (E) Except as provided in these Articles,  the Series
                  D Preferred shall not be entitled to participate in the earnings or assets of the corporation.

                           (F) In the event  that the per share  cash  dividends
                  declared on the common stock during any Dividend Period (the "Current Common Dividend") shall be greater or less than the per share cash dividends declared on the common stock during the immediately preceding Dividend Period (the "Prior Common Dividend"), then the dividend rate of the Series D Preferred (as it may have previously been adjusted pursuant to this subparagraph (F)) shall be automatically adjusted in the proportion that the Current Common Dividend bears to the Prior Common Dividend, such adjustment to be effective for the Dividend Period during which the Current Common Dividend is paid and all subsequent Dividend Periods until again adjusted in accordance with this paragraph; provided, however, that in no event shall the adjusted dividend rate of the Series D Preferred be less than 7.5% of the Liquidation Preference of the Series D Preferred per annum. No adjustment pursuant to this subparagraph (F) shall be made on account of any special common stock dividend or distribution declared for the purpose of assuring continued qualification of the corporation as a "real estate investment trust" under the Code.

                   (4)     Liquidation Rights.

                           (A) Upon the  voluntary or  involuntary  dissolution,
                  liquidation or winding up of the corporation, the holders of shares of the Series D Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the corporation legally available for distribution to its shareholders, before any distribution shall be made to the holders of common stock or any other capital stock of the corporation ranking junior to the Series D Preferred upon liquidation, a liquidation preference of $25.00 per share (the "Liquidation Preference"), plus accrued and unpaid dividends thereon to the date of payment.

                           (B) After the payment to the holders of the shares of
                  the Series D Preferred of the full Liquidation Preference provided for in this paragraph (4), the holders of the Series D Preferred as such shall have no right or claim to any of the remaining assets of the corporation.

                           (C) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the corporation, the amounts payable with respect to the Liquidation Preference and any other shares of stock of the corporation ranking as to any such distribution on a parity with the shares of the Series D Preferred are not paid in full, the holders of the shares of the Series D Preferred and of such other shares will share ratably in any such distribution of assets of the corporation in proportion to the full respective liquidation preferences to which they are entitled.

                           (D) Neither the sale,  lease,  transfer or conveyance
                  of all or substantially all the property or business of the corporation, nor the merger or consolidation of the corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph (4).

                  (5)      Redemption.

                           (A)  Right  of  Optional  Redemption.  The  Series  D
                  Preferred is not redeemable prior to the fifth anniversary of the Issue Date. On and after the fifth anniversary of the Issue Date, the corporation may, at its option, redeem at any time all or, from time to time, part of the Series D Preferred at a price per share (the "Series D Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Series D Redemption Date"), without interest; provided, however, that the corporation may not redeem any Series D Preferred pursuant to this paragraph (5) unless the Current Market Price of the common stock on each of the 20 consecutive Trading Days immediately preceding the Series D Redemption Date shall at least equal the then current Conversion Price, as defined in paragraph (7). "Current Market Price" of the common stock or any other class of capital stock or other security of the corporation or any other issuer for any day shall mean the last reported sale price, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security and selected for such purpose by the Board of Directors. "Trading Day" in respect of any security shall mean any day on which such security is traded on the NYSE, or if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, in the applicable securities market in which the security is traded.

                           In case of  redemption  of less  than all  shares  of
                  Series D Preferred at the time outstanding, the shares of Series D Preferred to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares of Series D Preferred held by such holders (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the corporation.

                           (B) Procedures for Redemption.

                           (i) Notice of any redemption will be mailed by the corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series D Redemption Date, addressed to the respective holders of record of the Series D Preferred to be redeemed at their respective addresses as they appear on the stock transfer records of the corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred except as to the holder to whom the corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: (a) the Series D Redemption Date; (b) the Series D Redemption Price;
                  (c) the number of shares of Series D Preferred to be redeemed;
                  (d) the place or places where certificates for such shares are to be surrendered for payment of the Series D Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series D Redemption Date. If less than all the shares of Series D Preferred held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series D Preferred held by such holder to be redeemed.

                           (ii) If notice of  redemption of any shares of Series
                  D Preferred has been mailed in accordance with section (i) of subparagraph (B) of this paragraph (5) above and provided that on or before the Series D Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the corporation, separate and apart from its other funds in trust for the benefit of any holders of the shares of Series D Preferred so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series D Redemption Date, dividends on such shares of Series D Preferred shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of Series D Preferred and all rights of the holders thereof as shareholders of the corporation (except the right to receive the Series D Redemption Price) shall terminate. Upon surrender, in accordance with said notice, of the certificates for any shares of Series D Preferred so redeemed (properly endorsed or assigned for transfer, if the corporation shall so require and the notice shall so state), such shares of Series D Preferred shall be redeemed by the corporation at the Series D Redemption Price. In case less than all the shares of Series D Preferred represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series D Preferred without cost to the holder thereof.

                           (iii) The deposit of funds with a bank or trust company for the purpose of redeeming Series D Preferred shall be irrevocable except that:

                                    (a) the  corporation  shall be  entitled  to
                           receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                                    (b) any  balance of moneys so  deposited  by
                           the corporation and unclaimed by the holders of the Series D Preferred entitled thereto at the expiration of two years from the applicable Series D Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the corporation shall look only to the corporation for payment without interest or other earnings.

                           (C)      Limitations on Redemption

                           (i) The Series D  Redemption  Price  (other  than the
                  portion thereof consisting of accrued and unpaid dividends) shall be payable solely out of the sale proceeds of other capital stock of the corporation and from no other source.

                           (ii) Unless full  cumulative  dividends on all shares
                  of Series D Preferred shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend
                  Periods and the then current Dividend Period, no Series D Preferred shall be redeemed (unless all outstanding shares of Series D Preferred are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly by the corporation (except by exchange for Junior Stock); provided, however, that the foregoing shall not prevent the redemption of Series D Preferred pursuant to Article 4 or the purchase or acquisition of Series D Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred.

                           (iii) The corporation  shall not redeem in any period
                  of 12 consecutive months a number of shares of Series D Preferred having an aggregate Liquidation Preference of more than $100,000,000, provided that this restriction shall lapse and be of no further force or effect if in any such period any holder of record of such number of shares of Series D Preferred or shares of common stock issued on conversion of such number of shares of Series D Preferred shall transfer beneficial ownership of such number of shares of Series D Preferred or such common stock, or a combination of shares of Series D Preferred and such common stock representing such number of shares of Series D Preferred, except (a) in a distribution of such shares of Series D Preferred and/or shares of common stock to the security holders of such holder of record or (b) in a bona fide pledge to a bank or other financial institution to secure obligations for borrowed money, or as margin collateral, or upon foreclosure or private sale under such pledge.

                           (D) Rights to Dividends on Shares Called for Redemption. If the Series D Redemption Date is after a Dividend Record Date and before the related Dividend Payment Date, the dividend payable on such Dividend Payment Date shall be paid to the holder in whose name the shares of Series D Preferred to be redeemed are registered at the close of business on such Dividend Record Date notwithstanding the redemption thereof between such Dividend Record Date and the related Dividend Payment Date or the corporation's default in the payment of the dividend due. Except as provided in this paragraph (5), the corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on called Series D Preferred.

                  (6) Voting Rights. Except as required by the Virginia Stock Corporation Act and except as otherwise provided in this paragraph (6), the holders of the Series D Preferred shall not be entitled to vote at any meeting of the shareholders for election of directors or for any other purpose or otherwise to participate in any action taken by the corporation or the shareholders thereof, or to receive notice of any meeting of shareholders.

                           (A) Whenever dividends on any shares of Series D Preferred shall be in arrears for any Dividend Period, the holders of such shares of Series D Preferred shall have all rights to notices and voting entitlements of holders of common stock under the Virginia Stock Corporation Act and these
                  Articles, and the Series D preferred and the common stock shall be a single voting group, until all dividends accumulated on such shares of Series D Preferred for all past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

                           (B) So long  as any  shares  of  Series  D  Preferred
                  remain outstanding, the corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Series D Preferred outstanding at the time, (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series D Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of these Articles, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series D Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                           (C) The foregoing  voting  provisions  will not apply
                  if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                  (7) Conversion of Series D Preferred.

                           (A) As used  in this  paragraph  (7),  the  following
terms shall have the indicated meanings:

                           "Adjustment    Factor,"    for    purposes   of   any
                  determination provided for in this paragraph (7) requiring reference to the Adjustment Factor, shall equal the Conversion Price in effect on the determination date divided by $16.25.

                           "Conversion  Price" shall mean the  conversion  price
                  per share of common stock at which the Series D Preferred is convertible into common stock, as such Conversion Price may be adjusted pursuant to subparagraph (E) of this paragraph (7). The initial Conversion Price shall be $16.25.

                           "Conversion  Rate"  shall  mean the rate at which the
                  Series D Preferred is convertible into common stock, as such Conversion Rate may be adjusted pursuant to subparagraph (E) of this paragraph (7). The initial Conversion Rate shall be
                  1.5385 shares of common stock for each share of Series D Preferred.

                           "Fair  Market  Value," in the case of any security or
                  property not having a market value ascertainable by reference to any quotation medium or other objective source, shall mean the fair market value thereof as determined in good faith by the Board of Directors, which determination shall be final, conclusive and binding on all persons

                           "Transfer Agent" shall mean  ChaseMellon  Shareholder
                  Services, LLC, or such other agent or agents of the corporation as may be designated by the Board of Directors as the transfer agent for the Series D Preferred.

                           (B)   Subject  to  and  upon   compliance   with  the
                  provisions of this paragraph (7), a holder of shares of Series D Preferred shall have the right (the "Conversion Right"),at his option, at any time and from time to time, to convert such shares into the number of shares of fully paid and nonassessable common stock obtained by dividing the aggregate Liquidation Preference of such shares of Series D Preferred by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of subparagraph (C) of this paragraph (7)) by surrendering such shares to be converted, such surrender to be made in the manner provided in subparagraph (C) of this paragraph (7); provided, however, that the right to convert shares called for redemption pursuant to paragraph (5) shall terminate at the close of business on the Series D Redemption Date fixed for such redemption, unless the corporation shall default in making payment of any amounts payable upon such redemption under paragraph (5).

                           (C) In order to exercise the  Conversion  Right,  the
                  holder of each share of Series D Preferred to be converted shall surrender the certificate evidencing such share, duly endorsed or assigned to the corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the corporation that the holder thereof elects to convert such share of Series D Preferred. Unless the certificate or certificates for shares of common stock issuable on conversion are to be registered in the same name as the name in which such certificate for Series D Preferred is registered, each certificate surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder or such holder's duly authorized agent and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the corporation demonstrating that such taxes have been paid).

                           Holders  of  Series  D  Preferred  at  the  close  of
                  business on a Dividend Record Date shall be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Record Date and prior to such Dividend Payment Date. However, shares of Series D Preferred surrendered for conversion during the period beginning with the close of business on any Dividend Record Date and ending with the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption specifying a Series D Redemption Date occurring within such period or coinciding with such Dividend Payment Date, such shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series D Preferred on a Dividend Record Date who (or whose transferee) surrenders any such shares for conversion into common stock after the opening of business on the corresponding Dividend Payment Date will receive the dividend payable by the corporation on such Series D Preferred on such date, and the converting holder need not include payment of the amount of such dividend upon such surrender. The corporation shall make further payment or allowance for, and a converting holder shall be entitled to, unpaid dividends in arrears (excluding the then-current quarter) on converted shares and for dividends on the common stock issued upon such conversion.

                           As promptly as  practicable  after the  surrender  of
                  certificates for Series D Preferred as aforesaid, the corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of common stock issuable upon the conversion of such Series D Preferred in accordance with the provisions of this paragraph (7), and any fractional interest in respect of common stock arising upon such conversion shall be settled as provided in subparagraph
                  (D) of this paragraph (7). Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series D Preferred shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such shares) received by the corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for common stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date, unless the share transfer books of the corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the opening of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such certificates for Series D Preferred have been surrendered and such notice received by the corporation.

                           (D)  No  fractional  shares  or  scrip   representing
                  fractions of common stock shall be issued upon conversion of the Series D Preferred. In lieu of issuing a fractional interest in common stock that would otherwise be deliverable upon the conversion of a share of Series D Preferred, the corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the common stock on the Trading Day immediately preceding the date of conversion. If more than one share of Series D Preferred shall be surrendered for conversion at one time by the same holder, the number of full shares of common stock issuable upon conversion thereof shall be computed on the basis of the
                  aggregate   number  of  shares  of  Series  D   Preferred   so
                  surrendered.

                           (E) The Conversion Rate and Conversion Price shall be
adjusted from time to time as follows:

                           (i) If the corporation shall after the Issue Date (a)
                  declare and pay a dividend to holders of any class of capital stock of the corporation payable in common stock, (b) subdivide its outstanding common stock into a greater number of shares, (c) combine its outstanding common stock into a smaller number of shares or (d) reclassify its common stock, the Conversion Rate shall be adjusted so that the holder of any Series D Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of common stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been converted immediately prior to the record date in the case of a dividend or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this section (i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subparagraph (I) below) in the case of a dividend and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification. Such adjustment(s) shall be made successively whenever any of the events listed above shall occur.

                           (ii) If the  corporation  shall issue after the Issue
                  Date rights, options or warrants to all holders of common stock entitling them to subscribe for or purchase common stock (or securities convertible into common stock) at a price per share (or having a conversion price per share) less than 98% of the Current Market Price of the common stock determined as of the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on such record date
                  (B) a fraction, the numerator of which shall be the sum of (I) the number of shares of common stock outstanding on the close of business on such record date and (II) the number of shares of common stock that could be purchased at the Current Market Price on such record date with the aggregate proceeds to the corporation from the exercise of such rights, options or warrants (or the aggregate conversion price of the convertible securities so offered), and the denominator of which shall be the sum of (x) the number of shares of common stock outstanding on the close of business on such record date and
                  (y) the number of shares of common stock issuable upon exercise in full of such rights, options or warrants (or into which the convertible securities so offered are convertible). Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subparagraph (I) below). In determining whether any rights, options or warrants entitle the holders of common stock to subscribe for or purchase common stock at less than 98% of the Current Market Price, there shall be taken into account any consideration received by the corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose decision shall be final, conclusive, and binding on all persons. Any adjustment(s) made pursuant to this section (ii) shall be made successively whenever any of the events listed above shall occur.

                           (iii) If the  corporation  shall after the Issue Date
                  distribute to all holders of its common stock any shares of capital stock of the corporation (other than common stock) or evidence of its indebtedness or assets (including securities or cash, but excluding cash dividends not exceeding in amount current or accumulated funds from operations at the date of declaration, determined on the basis of the corporation's most recent annual or quarterly report to shareholders at the time of the declaration of such dividends) or rights, options or warrants to subscribe for or purchase any of its securities (excluding rights, options or warrants referred to in section
                  (ii) above) (any of the foregoing being hereinafter in this section (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of shareholders entitled to receive such distribution by (B) a fraction, the numerator of which shall be (I) the Current Market Price per share of common stock on such record date or, if applicable, the deemed record date described in the immediately following paragraph, less (II) the then Fair Market Value of the Securities or assets so distributed applicable to one share of common stock, and the denominator of which shall be the Current Market Price per share of common stock on such record date or, if applicable, the record date described in the immediately following paragraph. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in subparagraph (I)) such record date.

                           For purposes of this section (iii), distribution of a
                  Security which is distributed not only to the holders of the common stock on the record date fixed for the determination of shareholders entitled to such distribution, but is also delivered with each share of common stock issued upon conversion of Series D Preferred after such record date, shall not require an adjustment of the Conversion Price pursuant to this section (iii); provided that on the date, if any, on which such Security ceases to be deliverable with common stock upon conversion of Series D Preferred (other than as a result of the expiration or termination of all such Securities), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this section (iii) (and such date shall be deemed for purposes of this section (iii) to be the "record date fixed for the determination of shareholders entitled to receive such distribution" and the "record date").

                           Adjustment(s)  made  pursuant to this  section  (iii)
                  shall be made successively whenever any of the events listed above shall occur.

                           (iv) If after  the  Issue  Date  (i) the  corporation
                  shall merge or consolidate with any other real estate investment trust, corporation or other business entity and shall not be the survivor in such transaction (without respect to the legal structure of the transaction), (ii) the corporation shall transfer or sell all or substantially all of its assets other than to an affiliate or subsidiary of the corporation or (iii) the corporation shall liquidate and dissolve, and the consideration allocable to each share of common stock in any such transaction shall not have a Fair Market Value of at least $15 times the Adjustment Factor, the Conversion Price in effect at the opening of business on the date on which such transaction is consummated or effective, if greater than $15 times the Adjustment Factor, shall be adjusted effective at the opening of business on such date to equal $15 times the Adjustment Factor.

                           (v) If the Current  Market  Price of the common stock
                  on at least 20 consecutive Trading Days during the period of 36 consecutive months beginning on the second anniversary of the Issue Date is not at least $14 times the Adjustment Factor, and the Conversion Price in effect at the opening of business on the fifth anniversary of the Issue Date or the next succeeding Business Day, if such fifth anniversary is not a Business Day, is greater than $15.25 times the Adjustment Factor, the Conversion Price shall be adjusted effective at the opening of business on such fifth anniversary or the next following Business Day, if such fifth anniversary is not a Business Day, to equal $15.25 times the Adjustment Factor.

                           (vi) No adjustment in the  Conversion  Price shall be
                  required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this section
                  (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this paragraph
                  (7) (other than this section (vi)) not later than such time as may be required in order to preserve the tax-free nature of a dividend to the holders of common stock. Notwithstanding any other provisions of this paragraph (7), the corporation shall not be required to make any adjustment to the Conversion Price for the issuance of any common stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the corporation and the investment of additional optional amounts in common stock under such plan. All calculations under this paragraph (7) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be.

                           (F) If the corporation  shall after the Issue Date be
                  a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the outstanding common stock, sale of all or substantially all of the corporation's assets, recapitalization or reclassification of capital stock, but excluding any transaction to which section (i) of subparagraph (E) of this paragraph (7) applies (each of the foregoing being referred to herein as a "Transaction"), in each case upon consummation of which common stock shall be converted into the right to receive shares, stock, securities or other property (including cash) or any combination thereof ("Transaction Consideration"), each share of Series D Preferred which is not itself converted into the right to receive Transaction Consideration in connection with such Transaction shall thereafter be convertible into the kind and amount of Transaction Consideration payable upon the consummation of such Transaction with respect to that number of shares of common stock into which one share of Series D Preferred was convertible immediately prior to such Transaction. The corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with this subparagraph (F) and enable the holder of each share of Series D Preferred that remains outstanding after consummation of such Transaction to convert such share at the Conversion Price in effect immediately prior to such Transaction into the Transaction Consideration payable with respect to the number of shares of common stock into which such share of Series D Preferred is then convertible. The provisions of this subparagraph (F) shall similarly apply to successive Transactions.

                           (G) If after the Issue Date:

                           (i) the  corporation  shall declare  dividends on the
                  common stock, excluding cash dividends not exceeding in amount current or accumulated funds from operations at the date of declaration, determined on the basis of the corporation's most recent annual or quarterly report to shareholders at the time of the declaration of such dividends; or

                           (ii) the corporation  shall authorize the granting to
                  the holders of the common stock of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

                           (iii) there shall be any Transaction for which approval of any shareholders of the corporation is required or self tender for all or substantially all of the outstanding common stock; or

                           (iv) there shall occur the  voluntary or  involuntary
                  liquidation, dissolution or winding up of the corporation;

                           then the corporation shall cause to be filed with the
                  Transfer Agent and shall cause to be mailed to the holders of the Series D Preferred at their addresses as shown on the share records of the corporation, as promptly as possible, but at least 15 days prior to the earliest applicable date hereinafter specified, a notice stating (A) the record date as of which the holders of common stock entitled to receive such dividend or grant of rights, options or warrants are to be determined, provided, however, that no such notification need be made in respect of a record date for a dividend or grant of rights, options or warrants unless the corresponding adjustment in the Conversion Price would be an increase or decrease of at least 1%, or (B) the date on which such Transaction, self tender, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their common stock for securities or other property, if any, deliverable upon such Transaction, self tender, liquidation, dissolution or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this paragraph (7).

                           (H) Whenever the Conversion Price is adjusted as herein provided, the corporation shall promptly file with the Transfer Agent a certificate of its chief financial or chief accounting officer setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series D Preferred at such holder's last address of record.

                           (I) In any  case in  which  subparagraph  (E) of this
                  paragraph (7) provides that an adjustment shall become effective on the date next following the record date for an event, the corporation may defer until the occurrence of such event (i) issuing to the holder of any Series D Preferred converted after such record date and before the occurrence of such event the additional common stock issuable upon such conversion by reason of the adjustment required by such event over and above the common stock issuable upon such conversion before giving effect to such adjustment and (ii) fractionalizing any share of common stock into which Series D Preferred is convertible and/or paying to such holder cash in lieu of such fractional interest pursuant to subparagraph (D) of this paragraph (7).

                           (J) There shall be no  adjustment  of the  Conversion
                  Price in case of the issuance of any shares of capital stock of the corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this paragraph (7).

                           (K) The  corporation  will at all times  reserve  and
                  keep available, free from preemptive rights, out of its authorized but unissued common stock, for the purpose of effecting conversion of the Series D Preferred, the full number of shares of common stock deliverable upon the conversion of all outstanding Series D Preferred not theretofore converted. For purposes of this subparagraph (K), the number of shares of common stock deliverable upon the conversion of all outstanding shares of Series D Preferred shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                           (L) The corporation  will pay any and all documentary
                  stamp or similar issue or transfer taxes payable in respect of the issue or delivery of common stock or other securities or property on conversion of the Series D Preferred pursuant hereto; provided, however, that the corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of common stock or other securities or property in a name other than that of the holder of the Series D Preferred to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the corporation the amount of any such tax or has established, to the reasonable satisfaction of the corporation, that such tax has been paid.

                           In  addition  to  the  foregoing   adjustments,   the
                  corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required herein, as it in its discretion considers to be advisable in order that any share dividends, subdivisions of shares, reclassification or combination of shares, dividend of rights, options, warrants to purchase shares or securities, or a dividend of other assets (other than cash dividends) will not be taxable or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

                           (M) Definitions. Unless the context otherwise clearly
                  indicates,  terms defined in any subdivision of this paragraph
                  (7) shall have the same meanings wherever used in this paragraph (7).

4. If the Board of Directors of the corporation shall, at any time and in good faith, be of the opinion that direct or indirect ownership of shares of the corporation has or may become concentrated in any individual or individuals to an extent which would disqualify the corporation as a "real estate investment trust" under the requirements of the Code applicable of the qualification of "real estate investment trusts" (the "REIT provisions'), then the corporation shall have the power.

         (a) to call for redemption by lot or other means deemed equitable by the Board of Directors and to redeem a number of concentrated shares sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of shares of the corporation into conformity with the REIT provisions; and

         (b) to stop the transfer of its shares to any person whose acquisition thereof would, in the opinion of the Board of Directors, result in such disqualification.

The per share redemption price of any shares redeemed by the corporation pursuant to paragraph (a) of this Article 4 shall be the highest closing bid price quotation (if then traded over the counter) or the closing sale price (if then listed on a national securities exchange) for the shares as of the business day preceding the day on which notice of redemption is given as reported by any source reasonably believed reliable by the Board of Directors, or, if no bid price quotation or closing sale price for the shares is available, as determined in good faith by the Board of Directors, From and after the date fixed for redemption by the Board of Directors, the holder of any shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares excepting only the right to payment of the redemption price fixed as aforesaid. For the purpose of this Article 4, the terms "individual" and "ownership" of shares shall be defined in accordance with or by reference to the REIT provisions.

5. Holders of shares of the corporation shall upon demand disclose to the corporation in writing such information with respect to direct and indirect ownership thereof as the Board of Directors may deem necessary to enable the corporation to comply with the REIT provisions or to comply with the requirements of any other taxing authority.

6. The number of directors of the corporation shall be fixed by the bylaws or, in the absence of a bylaw fixing such number, shall be three.

7. (a) To the full extent that the Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages. In the event that the Act shall be construed to require in any case in which such liability may be so limited or eliminated, as a condition of limitation or elimination thereof, specification in these Articles of an amount in dollars and/or cents as the amount of the liability of directors or officers, such amount is hereby specified at zero dollars and zero cents ($0.00), in cases in which such liability may be eliminated, and at the minimum amount permitted by the Act, expressed in dollars and/or cents, in cases in which such liability may be limited.

         (b) To the full extent permitted and in the manner prescribed by the Act, as it exists on the date hereof or may hereafter be amended, and any other applicable law, the corporation shall indemnify a director or officer of the corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

         (c) The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to cause the corporation to indemnify or contract in advance to indemnify any person not specified in paragraph (b) of this Article 7 who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were required to be indemnified by paragraph (b).

         (d) The corporation may purchase and maintain insurance to indemnify it against the whole or any portion of its liability under this Article 7 and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the corporation would have power to indemnify such person against such liability under the provisions of this Article 7.

         (e) In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to paragraph (a) of this Article 7 shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

         (f) The provisions of this Article 7 shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof by stockholders, whether arising from any action taken or failure to act before or after such adoption. No amendment or repeal of this Article 7 shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment or repeal.

         (g) References herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.

8. Except as otherwise required by the Act, by these Articles, or by the Board of Directors acting pursuant to Subsection C of Section 13.1-707 of the Act, or any successor provision, the vote required to approve an amendment or restatement of these Articles, other than an amendment or restatement that amends or affects the shareholder vote required by the Act to approve a merger, share exchange, sale of all or substantially all of the corporation's assets or the dissolution of the corporation, shall be a majority of all votes entitled to be cast by each voting group entitled to vote on the amendment.